EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement Nos. 333-87715, 333-39129, 333-59859, 33-85272, 33-94972,
333-41954, 333-54010 and 333-63156 on Form S-8.


/s/ Arthur Andersen LLP
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Arthur Andersen LLP




San Jose, California
March 29, 2002